DAVIDSON & COMPANY, Chartered Accountants

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement on Form S-8 of Comcam, Inc. (formerly Bullet Environmental Technologies, Inc.) of our report dated May 10, 2002 appearing in the Prospectus, which is part of such Registration Statement.

"DAVIDSON & COMPANY"

Chartered Accountants

Vancouver, Canada

September 5, 2002